LICENSE AGREEMENT


         THIS LICENSE AGREEMENT is made and entered into this 1st day of July, 1996, by and between James Bronce Henderson, III (hereinafter referred to as "Henderson") and Jon Fox (hereinafter referred to as "Fox") ("Henderson" and "Fox" sometimes individually and collectively referred to as "Licensor") and DCT COMPONENT SYSTEMS, INC., a Michigan corporation whose address is 34660 Centaur, Clinton Township, Michigan 40835 ("Licensee"):


                              W I T N E S S E T H:


         WHEREAS, Licensor has been engaged in basic research regarding a Push-In Sheet Metal Fastening System;

         WHEREAS, Licensor has prepared, and is contemporaneously submitting to the United States Patent and Trademark Office, a patent application for the Subject Technology, as such term is defined below (hereinafter referred to as "Patent Application");

         WHEREAS, Licensor owns the full right, title and interest in the Subject Technology disclosed in the above-mentioned Patent Application;

         WHEREAS, Licensee is desirous of receiving an exclusive license to make, use and sell the Subject Technology;

         WHEREAS, Licensor is desirous of granting an exclusive license for such Subject Technology to Licensee;

         NOW, THEREFORE, for and in consideration of the promises and the mutual agreements hereinafter set forth, the parties agree as follows:

          Section 1. Definitions

                  (a) "Subject Technology" means devices or techniques relating to a Push-In Sheet Metal Fastening System, as more fully described in the draft of the Patent Application which is attached hereto as Exhibit A and any patents that are issued as a result of the Patent Application and Improvements on such Subject Technology.

                  (b) "Improvements" means any product or method, whether or not patentable, which (i) incorporates any feature of the Push- In Sheet Metal Fastening System, as more fully described in the attached Patent Application, or
(ii) is originated by or for Licensee and is derived from the Subject Technology. A product or method is derived, for purposes of this Agreement, if it follows reasonably from the Subject Technology. A product or


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method is derived, for purposes of this Agreement, if it follows reasonably from the Subject Technology.

                  (c) "Licensed Product" means any product or device which consists of, incorporates, is made by, or uses Subject Technology.

                  (d) "Deductible Expenses" means the following items of expense incurred in connection with sales of Licensed Products to the extent paid or allowed by Licensee and included in accordance with recognized principles of accounting in the gross sales price billed: (i) sales, use or turnover taxes;
(ii) excise taxes, custom duties or consular fees; (iii) trade or quantity discounts to the extent actually granted; (iv) agent fees or commission and (v) rebates, refunds, and credits for any returned Licensed Products.

                  (e) "Licensed Patents" mean patents that issue from the Patent Application and/or relating to the Subject Technology.

         Section 2.  Grant of License.

                  (a) Licensor hereby grants to Licensee an exclusive license to make, have made, and sell Licensed Products throughout the world. This license is not transferrable by Licensee, but Licensee shall have the right to grant written sublicenses hereunder, provided that:

                           (i) Licensee shall include all sales of Licensed
Products by its sublicensees in Licensee reports to Licensor, as provided in
Section 6 hereof, and Licensee shall pay royalties thereon to Licensor as though all such sales were by Licensee hereunder;

                           (ii) Any such sublicense shall not be on any terms
less favorable to Licensor than the terms of this Agreement, and any such sublicense shall be terminable, at Licensor's option, with termination of this Agreement; and

                           (iii) Licensee shall furnish Licensor within thirty
(30) days of the execution thereof, a true and complete copy of each sublicense and any changes or additions thereto, and shall assume full responsibility for the payment of all royalties due Licensor on Licensed Products sold by any such sublicensee; and

                           (iv) Licensor and Licensee each agree to bear one-
half (1/2) of the cost of any sublicense fees required pursuant to, or as a condition precedent of, any such sublicense and will reimburse the party responsible for payment of such sublicense fee for one-half (1/2) of such fees. All such sublicenses must be in form and substance acceptable to the Licensor.

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                  (b) The exclusive license shall continue until the later of
(i) the expiration of any Patent that issues from the Patent Application, (ii) the expiration of any Patent that issues on an Improvement, and (iii) twenty
(20) years from the date of this Agreement.

                  (c) In the event that the Licensor shall develop an Improvement during the term of this Agreement, such Improvement shall be owned by Licensor and shall be deemed to be "Subject Technology" under this License Agreement. Licensee agrees to execute any document reasonably requested by Licensor to reflect and/or confirm Licensor's ownership of such Improvement.

                  (d) In the event that the Licensee shall develop an Improvement during the term of this Agreement, such Improvement shall be owned by Licensee, but shall otherwise be deemed to be "Subject Technology" under this License Agreement. Licensor agrees to execute any document reasonably requested by Licensee to reflect and/or confirm Licensee's ownership of such Improvement.

         Section 3. Patent Expenses.

                  (a) Licensee shall advise Licensor no later than nine (9) months after a United States patent issues if Licensee wants to file corresponding foreign applications and shall at that time designate countries. Licensee shall reimburse Licensor for all reasonable patent expenses associated with foreign filings including attorney fees, Patent Office fees and maintenance fees. Licensee shall have the right to select counsel, subject to Licensor concurrence.

                  (b) In the event Licensor does not elect to retain title to an invention relating to the Subject Technology, then title to such invention shall be offered by Licensor to Licensee.

         Section 4. Royalty Payments.

                  (a) Starting from the date of this Agreement and for the full term of the exclusive patent license granted under Section 2, unless otherwise mutually agreed, Licensee shall pay to Licensor patent royalty payments on the basis of (i) three percent (3%) of the gross receipts after deductible expenses for all Licensed Products sold by Licensee, its agents, its distributors, sublicenses or related companies, in the event that no Patent issues from the Patent Application, and (ii) five percent (5%) of the gross receipts after deductible expenses for all Licensed Products sold by Licensee, its agents, its distributors, sublicenses or related companies, if a Patent does issue from the Patent Application and/or on any Improvement.

                  (b) Licensor shall receive one-half of any sublicensing fees Licensee shall receive for the granting of a sublicense for such Subject Technology.



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



         Section 5. Unlicensed Manufacture, Use or Sale by Infringers.

                  (a) In the event either Licensee or Licensor discovers any unlicensed manufacture, use or sale of Licensed Products, the other party shall be promptly notified of such infringement. Licensee may, at its own option and at its own expense, through attorneys of its own election, take appropriate action to terminate or prevent the infringement provided, however, that Licensee may not bring an action nor enter into any settlement agreement with an accused infringer without prior written approval of Licensee, which approval will not be unreasonably withheld. Licensor agrees to be joined as a party plaintiff to any such action. If Licensee takes no action within ninety (90) days of the discovery of the infringement, then Licensor, at its option, may take such action as it deems appropriate.

                  (b) Licensor shall not be obligated to bring suit for infringement, nor have any responsibility for taking or defending any action whatsoever, against or by infringers or alleged infringers; provided, however, that Licensor shall have the right and option upon giving of written notice to Licensee, to participate in any such action, to contribute funds to the prosecution of such action, and to be represented by counsel. Furthermore, Licensor shall not be obligated to defend the Licensed Patents or any claim thereof against challenge or attack by any third party in the United States Patent and Trademark Office or the courts or elsewhere.

                  (c) If Licensor engages in litigation or otherwise incurs expense in order to terminate infringement and receives any money by way of damages, license or otherwise as a result of such action, all monies recovered shall belong to Licensor. If Licensor and Licensee jointly engage in litigation or otherwise incur expense in order to terminate infringement and receive any money by way of damages, license or otherwise as a result of such action, then to the extent that such money exceeds the expense involved of each party, the excess shall be shared pro-rata based on actual expenses of the parties. In the event the monies received does not exceed the respective parties expenses incurred, the monies shall be shared pro-rata based on actual expenses of the parties. If Licensee engages in litigation or otherwise incurs expense in order to terminate infringement and receives any money by way of damages, license or otherwise as a result of such action, Licensee shall be entitled to the entire amount of monies received by Licensee and Licensor shall not be entitled to any of the monies so received.

         Section 6. Records, Reports and Payments

                  (a) Licensee shall keep records and books of account in respect of all Licensed Products made and sold by Licensee under this Agreement, including records showing the receipts and collections for such sales, and Licensee shall require the same in

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respect to sales by its distributors agents, and related companies. Licensor shall have the right, during business hours, to examine, or to have its designated auditors examine, such records and books of account, and Licensee shall keep the same for at least three years after it pays Licensor the royalties due for such Licensed Products and require related companies to do the same.

                  (b) On or before the twentieth day of each January, April, July and October after the effective date of this Agreement, Licensee shall render to Licensor a report in writing, setting forth the number of units of Licensed Products manufactured and the number of units sold during the preceding calendar quarter by Licensee and its distributors, agents and related companies, and also setting forth all information necessary to determine the royalties payable hereunder, such report to be accompanied by payment of the royalties shown by said report and monies received by Licensee during the preceding calendar quarter and due Licensor. The report is to be certified as true and accurate by an officer of Licensee.

         Section 7. Termination.

                  (a) (i) If the Licensor or the Licensee breach any of their obligations hereunder, the other party shall have the right to terminate this Agreement and the license granted hereunder by giving the breaching party sixty
(60) days written notice thereof, provided, however, that if the breaching party cures the breach within such sixty (60) day period, this Agreement shall continue in full force and effect. After any termination under this Section, Licensee agrees not to make, have made, use, or sell anything which would, if this license had not been terminated, be subject to royalty under Section 4 hereof, until the expiration of the last to expire patent of Subject Technology and shall impose a similar requirement on its sublicensees hereunder.

                      (ii) In addition, the non-breaching party shall have all rights and remedies available in law or equity, including injunctive relief, and the breaching party shall be liable for all costs and expenses, including reasonable legal fees, incurred as a result of a material breach of this Agreement. And provided further, nothing contained herein shall be interpreted to prevent Licensee from utilizing non-infringing alternatives to the Subject Technology following any termination under this Section.

                  (b) No termination of this Agreement shall relieve Licensee of the liability for payment of any royalty due for Licensed Products made prior to the effective date of such termination.



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         Section 8. Negotiation of Warranties, Implied Licenses and Agency.

                  (a) Nothing in this Agreement shall be construed as:

                           (i) a warranty or representation by Licensor as to
the validity or scope of Subject Technology or any claim thereof; or

                           (ii) a warranty or representation that anything made,
used, sold, or otherwise disposed or hereunder is or will be free from infringement of rights of third parties provided, however, to the extent that it is determined that the Subject Technology as incorporated into the Licensed Products infringes the rights of third parties, any monies paid as a result of the infringement as to third parties, as well as all costs and expenses, including actual attorneys fees, shall be offset against royalties due hereunder; or

                           (iii) an obligation to bring or prosecute actions or
suits against third parties for infringement; or

                           (iv) conferring by implication, estoppel or
otherwise, any license or rights under any patents of Licensor other than the Subject Technology, regardless of whether such other patents are dominant or subordinate to Subject Technology.

                  (b) LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  (c) Licensor and Licensee are independent parties in this Agreement. Accordingly, there is no agency relationship between Licensor and Licensee under this Agreement with respect to any products made or sold, or any methods used, by Licensee under this Agreement.

         Section 9. Miscellaneous.

                  (a) Licensee agrees that it will not use the name of Henderson and/or Fox in any advertising or publicity material, or make any form of representation or statement which would constitute an express or implied endorsement by Henderson and/or Fox of any commercial product or services, and that it will not authorize others to do so, without first having obtained written approval from Licensor.

                  (b) Licensee agrees to mark the appropriate U.S. patent number or numbers on all Licensed Products made under this Agreement and to require its sublicensees to do the same.

                  (c) Licensee agrees that Licensor shall have no liability to Licensee or to any purchasers or users of Licensed

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Products made or sold by Licensee for any claims, demands, losses, costs, or damages suffered by Licensee, or purchasers or users of Licensed Products, or any other party, which may arise out of the manufacture, use, or sale of such Licensed Products, and Licensee agrees to defend, indemnify, and hold harmless Licensor, its respective trustees, officers, agents, and employees from any such claims, demands, losses, costs, or damages.

                  (d) This Agreement includes all the agreements of the parties in respect to the subject matter hereof. No claimed oral agreement in respect thereto shall be considered as any part hereof. No waiver of or change in any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have any force or effect unless in writing, signed by duly authorized representatives of the parties.

                  (e) This agreement shall be binding upon and inure to the benefit of any successor or assignee of Licensor. This Agreement is not assignable by Licensee or by operation of law without the prior written consent of Licensor except that Licensee may assign the Agreement to any successor of its business, or purchaser of substantially all of the assets of its business, to which this Agreement pertains. Should Licensee be declared bankrupt following the filing of a petition in bankruptcy, be declared insolvent or execute an assignment for the benefit of creditors, or should a receiver or trustee by appointed by any court or government agency to administer the affairs and assets of Licensee, then, in that event, this Agreement shall become terminated, unless the receiver, or trustee, or other assignee, at the time of the assumption of this Agreement: (i) cures defaults, if any, or gives reasonable assurance that any such defaults will be timely cured; and (ii) provides adequate assurance of future performance under this agreement.

                  (f) This Agreement shall be deemed to have been entered into in the State of Michigan and shall be construed and enforced in accordance with Michigan law.

                  (g) As to any royalty payments to be paid to Licensor hereunder, such payments shall be paid to Fox and Henderson as follows:

                           (i) In the event no Patent issues, the first one
percent (1%) Royalty shall be paid to Fox with the balance of two percent (2%) Royalty to Henderson;

                           (ii) In the event that a Patent issues, the first one
and one-half percent (1 1/2%) Royalty shall be paid to Fox with the balance of three and one-half percent (3 1/2%) Royalty to Henderson.


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                  (h) Any notice or communication required or permitted to be given or made under this agreement shall be addressed as follows:

         LICENSOR:                          "Henderson"

                                            James Bronce Henderson, III
                                            DCT Companies, Inc.
                                            20101 Hoover road
                                            Detroit, Michigan 48205

                                            "Fox"

                                            Jon Fox
                                            -------------------------------


         LICENSEE:                          DCT COMPONENT SYSTEMS, INC.
                                            34660 Centaur
                                            Clinton Township, Michigan  40835
                                            Attn:  Peter Raab

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


WITNESSES:                                   "Henderson"

/s/ A. Kathleen Murphy                       /s/ James Bronce Henderson, III
------------------------                     -------------------------------
/s/ Jan C. Chinurt                           James Bronce Henderson, III
------------------------


                                             "Fox"

------------------------                     -------------------------------
/s/ David C. Stone                           Jon Fox
------------------------


                                             "Licensee"

                                             DCT COMPONENT SYSTEMS, INC.,
                                             a Michigan corporation

                                             /s/ Peter Allen Raab
------------------------                     -------------------------------
/s/ David C. Stone                           By: Peter Allen Raab
------------------------                     Its: President

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